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[COMMENT]                                                          Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 23, 2000, except for the last paragraph in Note 1, which is as of January 8, 2001, relating to the financial statements and financial statement schedule of Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.), which appears in the Tarantella, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 2000.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 11, 2001